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                           SECOND AMENDEMENT TO LEASE



This Amendment amends that certain Lease dated March 22, 1995, as amended by a First Amendment to Lease regarding Addition of Extra Space, dated September 14, 1995 (collectively, the "Lease") between Christopher L. Clark, Landlord; and Apex P.C. Solutions, Inc., Tenant.

The Lease is amended as follows:

1. Christopher L. Clark, Trustee of The Clark Industrial Building Trust is now the Landlord.

2. Tenant agrees to lease additional space (The Hutton Space) depicted by cross-hatching on Exhibit A in the Clark Industrial Building at 20091
     142nd Ave. NE, Woodinville, WA consisting of approximately 11,261 sq. ft. warehouse/assembly space including approximately 1,250 sq. ft. of ground level office and 1,250 sq. ft. of second level office. The terms of the Lease regarding The Hutton Space shall be as follows:

     a) Lease Term: Commencing on the Turnover Date (see paragraph 3) and ending on January 31, 2001.

     b)   Permitted Uses:  Same as basic Lease.

     c)   Parking:  16 additional stalls are allocated to Tenant.

     d) Base Rent: $6,050 per month through January, 1999, and $6,595 per month thereafter.

     e) Other Periodic Payments: Tenant will be responsible for 100% of all NNN expenses after the Turnover Date.

3. Tenant and Hutton Communications, Inc. have executed a Turnover Agreement establishing the Turnover Date, addressing the removal of personal property, debris, cleaning, repairs, utility transfers, etc. Landlord is not responsible to repair damage done by Hutton. Tenant accepts the Hutton space "as is" subject to any repairs Hutton has agreed to make in the Turnover Agreement. Landlord is not responsible for a delay in Tenant's occupancy caused by Hutton's failure to vacate on the agreed Turnover Date. Tenant shall look solely to Hutton for delay damages, if any.


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4.   Tenant shall pay Landlord $6,050 additional security deposit.  Tenant's security deposit with Landlord will thus be increased by $6,050 to $16,970 and will be held in escrow by Norris, Beggs & Simpson.

5. No other provisions of the basic Lease are changed by this amendment, and all such provisions shall apply to The Hutton Space, except as specifically amended herein.

Signed this 13th day of March, 1997.

Landlord:                               Tenant:
Clark Industrial Building Trust         Apex P.C. Solutions, Inc.



by: /s/ C.L. Clark      Trustee         by: /s/ Kevin J. Hafer    President
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